UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2017 (May 18, 2017)

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by WildHorse Resource Development Corporation (the “Company”) with the Securities and Exchange Commission on May 22, 2017 (the “Original Form 8-K”). This Amendment No. 1 updates “Item 5.07. Submission of Matters to a Vote of Security Holders” in the Original Form 8-K to disclose the Company’s decision regarding how frequently the Company will conduct future non-binding advisory votes on the compensation paid to its named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, at the Company’s 2017 Annual Meeting of Stockholders held on May 18, 2017 (the “Annual Meeting”), a non-binding, advisory vote was conducted concerning the frequency of the vote regarding the compensation paid to the Company’s named executive officers. In the Company’s proxy statement furnished to stockholders in connection with the Annual Meeting, the Board recommended a vote for every three years. At the Annual Meeting, “three years” received the greatest number of votes. In light of this vote and other factors, the Company’s Board of Directors has determined that the Company will hold future non-binding, advisory votes on the compensation paid to its named executive officers every three years. Accordingly, the Company will request an advisory vote on executive compensation every three years in its future proxy materials until the next stockholder vote on the frequency of such votes. The Company will re-evaluate this determination in connection with its next stockholder non-binding advisory vote regarding the frequency of future non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: May 31, 2017

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